CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  hereby  consent  to  the  incorporation  by  reference  into  the  Prospectus  and  Statement  of  Additional

Information  in  the  accompanying  Post-Effective  Amendment  to  the  Registration  Statement  on  Form  N-

1A of  FAM Value Fund, FAM Equity-Income Fund,  and FAM Small Cap Fund each a series  of  shares  of beneficial  interest  of  Fenimore  Asset  Management  Trust,  of  our  reports,  each  dated  February 11,  2013,

on  the  financial  statements  and  financial  highlights  included  in  the  December  31,  2012  Annual  Report to the Shareholders  of  the above referenced funds.

We  further  consent  to  the  references   to  our  firm  under  the  heading  "Financial  Highlights"  in  the

Prospectus  and “Other Service Providers” in the Statement of  Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

April 29, 2013